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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use of our report dated August 30, 1996, relating to the consolidated balance sheets of Jandel Corporation as of December 31, 1994 and 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                                        KPMG PEAT MARWICK LLP


San Jose, California
October 31, 1996